[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Exhibit 10.1
EXECUTION
PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
BY AND BETWEEN
NASTECH PHARMACEUTICAL COMPANY INC.
AND
PROCTER & GAMBLE PHARMACEUTICALS, INC.
DATED AS OF JANUARY 27, 2006

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
     This Product Development and License Agreement (the “Agreement”) is entered into as of January 27, 2006 by and between PROCTER & GAMBLE PHARMACEUTICALS, INC., a corporation organized under the laws of Ohio (“P&G”), and NASTECH PHARMACEUTICAL COMPANY INC., a corporation organized under the laws of Delaware (“Nastech”).
WITNESSETH:
     WHEREAS, P&G possesses substantial expertise in the research, product development, pre-clinical and clinical trials, and sales and marketing of pharmaceutical products;
     WHEREAS, Nastech possesses substantial expertise and intellectual property rights (including patents, patent applications and know-how) relating to the intranasal administration of the Compound (as defined below) and the formulation and manufacture of products intended for intranasal administration;
     WHEREAS, Nastech and P&G desire to use their collective resources for the purposes of testing and developing the Compound for use as the active ingredient in the Products;
     WHEREAS, P&G wishes to acquire from Nastech, and Nastech is willing to grant to P&G, a license of Nastech’s intellectual property as it relates to the Compound and the Products in the Field (as defined below), so that P&G may obtain all necessary Regulatory Approvals (as defined below) for the use and sale of the Product in the Territory and may sell, promote and distribute the Product in the Territory.
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Unless otherwise specifically set forth herein, the following terms shall have their indicated meanings when used in this Agreement.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     “ACT” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.
     “AFFILIATE” means (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by P&G or Nastech; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of P&G or Nastech; or (iii) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii).
     “AFTER ACQUIRED TECHNOLOGY” shall have the meaning set forth in Section 7.4 hereof.
     “AGREEMENT TERM” means the term of this Agreement which commences on the date hereof and ends (subject to earlier termination as permitted herein) on [***].
     “APPLICABLE LAWS” means all applicable laws, statutes, rules, regulations, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof), any tribunal or arbitrator of competent jurisdiction, and any trade organization whose regulations have the force of law.
     “APPLICATION FOR APPROVAL” shall have the meaning set forth in Section 6.1 hereof.
     “CHANGE OF CONTROL” means with respect to a party: (1) the sale of all or substantially all of such party’s assets or business; (2) a merger, reorganization or consolidation involving such party in which the voting securities of such party outstanding

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) a transaction or series of related transactions in which a person or entity, or group of persons or entities acting in concert, acquire (or enter into agreements so as to acquire) more than fifty percent (50%) of the voting equity securities or management control of such party.
     “CLAIM” means any notice of investigation, action, cause of action, claim, suit or proceeding.
     “CLINICAL TRIAL” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, and/or post-approval clinical trial.
     “COMBINATION PRODUCT” means a Product which incorporates or co-packages in a fixed combination one or more molecules in addition to the Compound, each of which additional molecules is pharmacologically active, has separate therapeutic application and is not subject to this Agreement (“OTHER ACTIVES”).
     “COMMERCIALIZATION PLAN” has the meaning given in Section 2.4.4.
     “COMPETITIVE PRODUCT” means a [***] product utilizing the Compound as the active ingredient for the therapeutic indication of severe osteoporosis.
     “COMPETITIVE REDUCTION” has the meaning given in Schedule 4.2.1.
     “COMPOUND” means PTH1-34 (as described below) [***].
     “COMPULSORY LICENSE” means a license obtained by a Third Party through the order, decree, or grant of a competent governmental authority requiring or mandating the authorization of such Third Party under the Nastech Patents or Nastech Know-How to develop, manufacture, use, market, distribute or sell a Product.
     “CONFIDENTIAL INFORMATION” means any and all data and information of a proprietary or confidential nature that is owned or Controlled by any party hereto or their respective Affiliates and is made available by one party or its Affiliates to the other party or its Affiliates, including without limitation data, formulations, chemical structures, processing information, technical reports and specifications, marketing and sales information, customer lists, supplier lists and pricing information. Confidential Information shall not include information which:

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     (a) was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates;
     (b) either before or after the date of the disclosure to the receiving party, is lawfully disclosed without restriction on disclosure to the receiving party or its Affiliates by an independent, unaffiliated Third Party whose disclosure of such information does not violate any obligation to or right of the party owning or Controlling the Confidential Information;
     (c) either before or after the date of the disclosure to the receiving party, becomes published or generally known in the industry through no fault or admission on the part of the receiving party or its Affiliates or their employees or agents;
     (d) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement.
     “CONTROL” (including variations thereof, such as “Controlled” or “Controlling”) means, with respect to any Know-How or intellectual property right, that the party controlling owns or has a license to use such Know-How or right and has the ability to grant the other party access, a license or a sublicense to use such Know-How or right as provided herein without violating the rights of any Third Party.
     “COVER” (including variations thereof such as “Covered,” “Coverage,” or “Covering”) means that the manufacture, use, importation or sale of the Compound, a Product or a particular item or process relating to the manufacture, use, incorporation or sale of the Compound or a Product would infringe a Valid Claim of a Patent in the absence of a grant of rights under such Patent. The determination of whether an item or process is Covered by a Valid Claim shall be made on a country by country basis.
     “DAMAGES” means any and all liabilities, losses, damages, penalties, fines, assessments, expenses and costs, suffered or incurred by a person, including without limitation reasonable attorneys’ fees and related costs and expenses.
     “DEVELOPMENT COSTS” means the direct and indirect costs incurred by Nastech or for its account which are incurred in accordance with the Development Plan and are specifically attributable to the development of Products. [***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     “DEVELOPMENT PLAN” means the plan and estimated Development Costs for the development of Products approved from time to time pursuant to Section 2.2.
     “DEVELOPMENT PROGRAM” means the development activities undertaken by the parties pursuant to the Development Plan.
     “DOLLARS” shall mean United States Dollars or the official currency of the United States of America.
     “EMEA” means the European Medicines Evaluation Agency and the Committee for Proprietary Medicinal Product and any successor governmental authority having substantially the same authority.
     “EU MARKET” means each of the following countries of the European Union: France; Germany; Italy; and Spain, as well as the United Kingdom.
     “EXISTING NASTECH KNOW-HOW” shall have the meaning set forth in Section 7.1 hereof.
     “FDA” means the United States Food and Drug Administration, or any successor to its responsibilities with respect to pharmaceutical products such as the Products.
     “FIELD” means [***].
     “FIRST COMMERCIAL SALE” means, with respect to a Product in a country, the initial transfer of a Product billed or invoiced by P&G (or one of its Affiliates or sublicensees) to a non-sublicensee Third Party in such country after all required Regulatory Approvals have been granted by the Regulatory Authority of such country. Sales in such country for clinical study purposes or compassionate, named patient use or under treatment IND programs or similar uses will not constitute a First Commercial Sale in such country.
     “IND” means an Investigational New Drug application, Clinical Study Application or Clinical Trial Exemption (as such terms are defined by the FDA), or any similar application or submission for approval to conduct human clinical investigations in accordance with applicable regulations and requirements of the FDA or the corresponding Regulatory Authority in any jurisdiction outside the United States.
     “INVENTION” means any process, method, composition of matter, article of manufacture, discovery or finding (including without limitation any Program Improvement) that is conceived and/or reduced to practice in the course of and arising from the Development Program.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     “LATE PAYMENT RATE” shall have the meaning set forth in Sections 2.8.3 and 4.8 hereof.
     “LICENSE(S)” shall mean the license(s) granted by Nastech to P&G pursuant to Section 3.1 hereof.
     “LICENSE EFFECTIVE DATE” means the date of this Agreement.
     “LICENSE FEE” shall have the meaning given in Schedule 4.1.
     “NASAL FORMULATIONS” shall mean the intranasally administrated formulation of the Compound set forth in Exhibit 1.1, [***].
     “NASTECH KNOW-HOW” means Product Know-How Controlled by Nastech.
     “NASTECH PATENTS” means: (a) the Patents set forth on Exhibit 1.2 hereto; (b) any applications for Patents listed in Exhibit 1.2 hereto, and any division, continuation, or continuation-in-part of any such application, and any Patent which shall issue based on such application, division, continuation or continuation-in-part; (c) any applications for Patent filed hereafter by, and any Patents issued hereafter to, Nastech in any jurisdiction claiming priority to any application for Patent or Patent any identified in clauses (a) or (b) above or (d) any applications for Patent filed hereafter by, and any Patents issued hereafter to, Nastech in any jurisdiction covering Existing Nastech Know-how that was not filed prior to the License Effective Date or any later arising Program Improvements owned or controlled by Nastech..
     [***]
     “NDA” means a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Application Authorization (as such terms are defined by the FDA) or a filing pursuant to Section 510(k) of the Act or the equivalent of any of the foregoing made in accordance with applicable regulations and requirements of the FDA or corresponding Regulatory Authority in any jurisdiction outside the United States to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.
     “NET SALES” means the gross invoice price of each Product sold by P&G or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received the following, provided such deductions shall be incurred reasonably for the benefit of the Product:

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     (a) trade and quantity discounts including without limitation early pay cash discounts;
     (b) amount repaid or credited by reasons of defects, recalls, returns, rebates and allowances of goods or because of retroactive price reductions specifically identifiable to the Product;
     (c) [***];
     (d) [***];
     (e) [***];
     (f) [***];
     (g) [***];
     (h) [***]; and
     (i) sales or excise taxes, custom duties, and other governmental charges, to the extent separately stated on the applicable invoice.
With respect to sales of a Combination Product, the invoice price of such Combination Product shall be set by P&G in good faith, applying a standard of fair and honest dealing with Nastech, and Net Sales of such Product included in the Combination Product shall be determined using the following formulae:
          (1) If such Product and Other Actives contained in the combination are available separately, the Net Sales for purposes of calculating royalty payments will be the result obtained by multiplying the Net Sales of the Combination Product by the fraction A/A+B, where A is the invoiced price of the Product in the Combination Product, and B is the invoiced price of all Other Actives in the Combination Product.
          (2) If the Combination Product includes Other Actives which are not sold separately (but the Product contained in the Combination Product is available separately), the Net Sales for purposes of calculating royalty payments will be the result of multiplying the Net Sales of the Combination Product by the fraction A/C, where A is as defined above and C is the invoiced price of the Combination Product.
          (3) If neither the Product nor the Other Actives contained in the Combination Product are sold separately, or if only the Product is not sold separately, [***].
          “OTHER ACTIVES” shall have the meaning set forth in the definition of “COMBINATION PRODUCT”.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     “OTHER INFORMATION” means (a) information relating to a disapproval or cancellation of an NDA by the relevant Regulatory Authority of any jurisdiction; (b) information on modifications required to be made in the contents of an NDA in any jurisdiction in order to prevent, or to warn against risks of, death or bodily harm; (c) information on withdrawal of a Product from the marketplace in any jurisdiction; (d) information on important revisions of the precautions in the usage of a Product as set forth in the labeling pursuant to a Regulatory Approval in any jurisdiction; and (e) any information which would reasonably be expected to adversely impact the marketing of a Product in any jurisdiction.
     “PATENT(S)” means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) and any divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, and the like of any such patents and patent applications.
     “PHASE I CLINICAL TRIAL” means a human clinical trial in any country that is intended primarily to evaluate the safety and/or pharmacological or antigenic effect of a Product in human subjects or that would otherwise satisfy the requirements of 21 CFR 312.21(a).
     “PHASE II CLINICAL TRIAL” means a human clinical trial in any country that is intended primarily to evaluate the effectiveness of a Product for a particular indication or indications in human subjects with the disease or indication under study or that would otherwise satisfy the requirements of 21 CFR 312.21(b).
     “PHASE III CLINICAL TRIAL” means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for an NDA or that would satisfy the requirements of 21 CFR 312.21(c).
     “PRODUCT” means any pharmaceutical preparation in final form containing a Nasal Formulation (i) for sale in the Field by prescription, over-the-counter or any other method, or (ii) for administration to human patients in a Clinical Trial in the Field; [***].
     [***]
     “PRODUCT DEVELOPMENT TEAM” or “PDT” shall have the meaning given such term in Section 2.3.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     “PRODUCT KNOW-HOW” means all know-how and information (including without limitation clinical, technical, scientific and medical information, methods, inventions, practices and trade secrets, improvements, quality control information and procedures and pharmacological, toxicological and clinical test data and results and regulatory information) which (i) has application in the manufacture, use or sale of the Compound, Nasal Formulations or a Product, (ii) is Controlled by a party and (iii) is necessary for, directly used in or directly related to the development or use of the Compound or a Nasal Formulation or the development, registration, formulation, sale, use and commercialization of a Product.
     “PROGRAM IMPROVEMENTS” means any and all inventions, developments, results, know-how and other information, including but not limited to clinical, technical, scientific and medical information, know-how, methods, inventions, practices and trade secrets, quality control information and procedures, pharmacological, toxicological and clinical test data and results and regulatory information and all intellectual property relating to any of the foregoing, that is developed by or on behalf of P&G (or its Affiliates) or Nastech (or its Affiliates), or jointly by P&G and Nastech or any of their Affiliates, in connection with the Development Program.
     “PROTECTIVE ACTION” shall have the meaning set forth in Section 9.2.1 hereof.
     “PTH1-34” shall mean Parathyroid Hormone (1-34), [***].
     “REASONABLE EFFORTS” shall mean, with respect to the development and commercialization of a Product, those efforts and resources [***], taking into account [***].
     “REGULATORY APPROVAL” means (a) in the United States, written notice or other written evidence of marketing approval by the FDA based on acceptance of an NDA and satisfaction of any related applicable FDA registration and notification requirements (if any) and (b) outside the United States, written notice or other written evidence of marketing approval by the relevant Regulatory Authority in a particular jurisdiction of a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell commercially in such jurisdiction a pharmaceutical or biological therapeutic product including, where necessary or applicable, satisfactory labeling and pricing approval, and, if necessary for commercialization of a pharmaceutical or biological therapeutic product, governmental reimbursement approval and/or inclusion on any

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
governmental formularies effective in such jurisdiction; provided, however, that if the First Commercial Sale in a specific jurisdiction occurs prior to receipt of such pricing or reimbursement approval or inclusion in such formularies for such jurisdiction, then Regulatory Approval will be deemed to have been obtained.
     “REGULATORY AUTHORITY” shall mean the governmental regulatory authority involved in granting approvals for the manufacturing, use, marketing, reimbursement and/or pricing of a Product in any jurisdiction in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function and, in the EU Markets, without limitation the EMEA and the relevant authority in an individual country as permitted under Applicable Law.
     “RETAINED RIGHTS” shall have the meaning specified in Section 3.2 hereof.
     “RELATED PARTY” shall mean each of P&G, its Affiliates, and permitted sublicensees (which term does not include distributors), provided that a sublicensee permitted under Section 4.1.2 shall not be deemed a “Related Party” solely due to such sublicense.
     [***]
     “SUPPLY AGREEMENT” shall mean a certain commercial supply agreement by and between P&G and Nastech to be completed in accordance with Article 2.10.
     “TERRITORY” means all of the countries of the world and their respective territories and possessions.
     “THIRD PARTY” means any individual, estate, trust, partnership, joint venture, association, firm, corporation, company or other entity, other than the parties hereto and their respective Affiliates.
     “TRADEMARKS” means trademarks, service marks, trade dress, trade names, logos or other business identifiers, any registrations and applications for registration of any of the foregoing, and all goodwill connected therewith.
     “VALID CLAIM” will mean (as to whether a molecule, formulation, method of use or other activity is Covered) any claim set forth in an issued and unexpired Patent or application for a Patent which Patent or application (i) has not been revoked or held unenforceable, unpatentable or invalid by a final decision of a court or a governmental agency of competent jurisdiction (including without limitation any competent patent office), from which decision no further appeal is possible (ii) has not been withdrawn, disclaimed, denied or admitted by

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
the holder of the application or the patent to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise and (iii) with respect to a pending Patent application, has not been pending for more than seven (7) years.
ARTICLE II
PRODUCT DEVELOPMENT TEAM AND DEVELOPMENT PLAN
     2.1 COOPERATION. Subject to the other provisions of this Agreement, the parties agree that the principal objectives of the parties hereunder in entering into this Agreement are to develop, to obtain Regulatory Approval for and to market Products in the Territory in order to maximize Net Sales and the financial return of the parties. The parties agree that their respective efforts in this regard will be conducted in the framework described herein within which they will discuss the development, regulatory filings, marketing and sale of the Products in the Territory, it being understood and agreed that, notwithstanding the foregoing but subject to its obligation hereunder to use Reasonable Efforts, Nastech shall be entitled to make the final decision on any formulation, or chemistry, manufacturing and controls (CMC) issue [***]. P&G shall be entitled to make the final decision on any issues relating to [***].
     2.2 DEVELOPMENT PLAN. [***]
     2.3 ESTABLISHMENT OF PDT AND COMMERCIALIZATION TEAM.
          2.3.1 A number of committees will be formed in order to facilitate the orderly conduct of activities under this Agreement. These forums are intended to strengthen relationships, enhance communication, and ensure that each party understands the strategy and activities of each other under the Development Plan and Commercialization Plan as in effect from time to time, and the goals for the Product. [***] Subject to the foregoing and as part of this process, the parties will promptly form a PDT and a commercialization team (the “CT”) to coordinate the parties’ activities under this Agreement as set forth below. [***]
          2.3.2 [***]
     2.4 PDT AND CT FUNCTIONS.
          2.4.1 The general functions of the PDT shall be to:
     (a) oversee the scope of work done by each party pursuant to the Development Plan;

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     (b) prepare for and coordinate research and manpower commitments of each party pursuant to the Development Plan;
     (c) [***];
     (d) [***];
     (e) [***];
     (f) [***]; and
     (g) such other matters as the parties may assign the PDT from time to time.
     2.4.2 The PDT shall also review and make recommendations for P&G’s and its Affiliates’ activities to obtain and maintain Regulatory Approvals in the Territory necessary to manufacture, market, distribute, sell and use Products in the Territory at the earliest practicable date, including:
     (a) Proposing Clinical Trials to be conducted, and means and methods of administration of proposed Clinical Trials;
     (b) Monitoring the progress of Clinical Trials, evaluating the work performed and results obtained;
     (c) Assessing the therapeutic relevance of the Clinical Trials; and
     (d) Facilitating the use of relevant data to prepare and file Regulatory Applications.
     2.4.3 [***]
     2.4.4 [***]
     2.4.5 [***] P&G and Nastech [***] who will serve on a Project Leadership Team (the “PLT”). The members of the PLT shall be listed in Exhibit 2.4.5. [***].
     2.5 DISPUTES. Each of P&G and Nastech shall designate an officer not a member of the PLT (“Designated Officer”). If [***] an unresolved dispute exists with respect to any matter, at that member’s request such dispute shall be referred first to the PLT, and if no resolution is reached then to the Designated Officer of P&G and of Nastech to attempt to reach an agreement. If such Designated Officers cannot resolve such dispute, then the Nastech Designated Officer shall be entitled to make the final decision on those matters specified in Section 2.1 in accordance with and subject to Section 2.1 and the P&G Designated Officer shall be entitled to make the final decision on those matters specified in Section 2.1 in accordance with and subject to Section 2.1. Either party may refer to

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
arbitration pursuant under Article XV hereof any dispute which such party believes in good faith to involve a breach of this Agreement.
     2.6 RECORDS; ACCESS.
          2.6.1 Each party shall maintain records of all work done and results achieved in the performance of this Agreement in sufficient detail and in good scientific manner appropriate for Patent application and Regulatory Authority purposes and so as to properly reflect all such work. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, samples of materials and other graphic or written data generated by a party in connection with the Development Program, including any data required to be maintained pursuant to applicable governmental regulations. During the Agreement Term each party shall respond to reasonable requests from the other party for information based on data generated by the first party pursuant to the Development Program.
          2.6.2 Representatives of each party may, upon reasonable notice and at times reasonably acceptable to the other party, (i) visit the facilities where the Development Program is being conducted, (ii) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Development Program and (iii) to inspect and copy records of the other party referred to in Section 2.6.1. If requested by the other party, P&G and Nastech shall cause appropriate individuals working on the Development Program to be available for meetings at the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.
     2.7 CONDUCT OF DEVELOPMENT.
          2.7.1 Nastech and P&G shall use Reasonable Efforts to develop Products as provided in the Development Plan; [***]. Nastech and P&G shall each conduct its responsibilities under the Development Plan in good scientific manner, and in compliance in all material respects with all requirements of Applicable Laws (including all applicable good laboratory practices) and shall use Reasonable Efforts to achieve the requirements of the Development Plan efficiently and expeditiously. Such Reasonable Efforts shall include allocating sufficient funding, time, effort, equipment and facilities to the Development Program and using personnel with sufficient skills and experience to accomplish the

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
objectives of the Development Plan in accordance with the terms of this Agreement and the Development Plan.
          2.7.2 If animals are used in research hereunder, each of the parties will comply with the Animal Welfare Act or any other applicable local, state, national and international laws or regulations relating to the care and use of laboratory animals, and will seek to follow the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of research, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.
          2.7.3 Each party hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any services hereunder.
          2.7.4 Each party shall be entitled to utilize the services of Third Parties to perform their respective Development Program activities, provided that all such Third Parties agree in writing in advance to confidentiality and invention disclosure protections with respect to Confidential Information substantially the same as and in any case no less restrictive than those set forth herein. Notwithstanding any such consent, each party shall remain at all times fully liable for the performance of its obligations hereunder and under the Development Plan.
     2.8 FUNDING OF DEVELOPMENT.
     2.8.1 P&G shall fund the costs of the Development Plan as specified in the budget included in the Development Plan. Any amounts allocated in the Development Plan for activities to be performed by Nastech shall be used by Nastech solely to carry out its development activities in accordance with the Development Plan and the terms and conditions of this Agreement. P&G shall have no obligation to reimburse Nastech for any development activities conducted by Nastech prior to the License Effective Date. Nastech shall be compensated for its activities under the Development Plan [***] In addition to any amounts payable to Nastech pursuant to this Section 2.8, Nastech shall be compensated for its responsibilities and obligations under Section 2.10 and the Supply Agreement in accordance

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
with the terms and conditions of such Section 2.10 and the Supply Agreement and not under this Section 2.8.1.
     2.8.2 On a monthly basis, Nastech shall submit an invoice to P&G for work and services actually rendered or costs actually paid during the prior month in accordance with the Development Plan, which P&G shall pay within [***] days of receipt of such invoice.
     2.8.3 Nastech shall keep all records relating to invoices submitted pursuant to Section 2.8.2 for not less than [***] years from the date of such invoice. P&G and its designated representatives or advisors shall have the right at P&G’s expense, from time to time during the Agreement Term and for up to [***] years following the Agreement Term to inspect all such records of Nastech to verify such invoices, but P&G shall not be allowed to audit any single calendar year more than once absent a demonstration of a reasonable basis therefor. Nastech shall make its records available for inspection during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from P&G, to the extent reasonably necessary to verify the accuracy of the invoices and payments required hereunder. All information learned in the course of any audit or inspection hereunder shall be deemed Confidential Information and shall be treated in the manner specified in Article XII hereof. If the audit reveals an error in Nastech’s favor which is greater than [***] percent [***] of the amounts due from P&G specified in the invoices, Nastech shall, in addition to immediately remitting to P&G the amount of overpayment, (i) pay for the cost of such audit and (ii) pay interest to P&G at a rate per annum that is [***] (the “Late Payment Rate”) on such overpayment from the date such amounts were accrued until the date such amounts are paid. In the event the audit shows that Nastech has underbilled any amounts due to Nastech hereunder, P&G shall pay such underbilled amounts within [***] of completion of such audit (plus interest on such underbilled amount at the Late Payment Rate from the date of such audit).
     2.9 MATERIALS. In order to facilitate the work to be performed pursuant to the Development Plan, each party shall provide the other party with sufficient quantities of material as set forth in the Development Plan (“Materials”). Each party shall use the Materials supplied by the other party solely for the purposes of carrying out its respective activities under the Development Plan in accordance with the terms of this Agreement. Neither party shall transfer, deliver or disclose any such Materials of the other party, or any

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
derivatives, analogs, modifications or components thereof, to any Third Party without the prior written approval of the providing party. The Materials are not to be used in humans, except as contemplated by this Agreement or the Development Plan and permitted by Applicable Law. Any unused Materials supplied by one party to the other shall be, at the first party’s option, either returned to such party, or destroyed in accordance with instructions by such party.
     2.10 MANUFACTURING RIGHTS. A Supply Agreement shall be negotiated in good faith and completed within ninety (90) days of the License Effective Date of the License Agreement. [***]
     2.11 [***]
     2.12 NEW CLAIMS AND INDICATIONS. [***] All information and know-how delivered by the Innovating Party pursuant to this Section 2.12 shall be considered Confidential Information of the Innovating Party. [***] Each party shall have audit rights substantively equivalent to those stated in Section 2.8.3 with respect to payments under this Section 2.12.
ARTICLE I II
GRANT OF LICENSES
     3.1 GRANT OF LICENSES. In consideration of the payment of the License Fee pursuant to Article IV herein, the payment of royalties and milestone payments, and subject to the terms and conditions hereof:
          3.1.1 Nastech hereby grants to P&G an exclusive license (with the right to sublicense subject to the terms specified herein) under the Nastech Patents and Nastech Know-How during the Agreement Term to develop, market, promote, offer for sale, sell, and have sold Products in the Territory. [***].
          3.1.2 Nastech hereby grants to P&G the right to grant sublicenses permitting Third Parties to exercise, in furtherance of the purposes of this Agreement, one or more of the rights granted to P&G hereunder, (i) in all territories for non-commercial research purposes pursuant to the Development Plan; (ii) in territories outside the United States for commercial purposes in furtherance of the purposes of this Agreement only and (iii) in the United States

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
for commercial purposes in furtherance of the purposes of this Agreement, to assist P&G in furthering commercialization of Product in accordance with P&G’s customary business practice as applied to its other osteoporosis products, and subject to P&G’s continued supervision; provided for each of (i), (ii) and (iii) above that (A) P&G shall provide Nastech with reasonable notice of any such material sublicense and the terms thereof as well as of the identity of the sublicensee and (B) P&G shall remain liable to Nastech for sublicensee’s exercise of any of P&G’s rights and sublicensee’s performance of P&G’s obligations under this Agreement, including, but not limited to, payment of royalties, keeping of records and reporting of sales as if the sublicensee’s sales were P&G’s sales. No such sublicense shall grant any right to grant further sublicenses.
     3.2 RETAINED RIGHTS. Except for rights specifically granted to P&G in this Agreement, Nastech shall retain all rights with respect to the Nastech Patents and Nastech Know-How (the “Retained Rights”), including without limitation the following rights: the right to perform its obligations and responsibilities under the Development Plan and Commercialization Plan; [***]; the right to make and have made the Compound and the Products in the Territory as set forth in Section 2.10 and the right to practice under the Nastech Patents and the Nastech Know-How to make, have made, develop, use, market, promote, sell, offer for sale, and have sold Nasal Formulations outside the Field, as well as molecules and substances other than the Compound (and formulations and products containing such other molecules and substances) for any use, in each case with or without other collaborators, and without regard to whether such developments utilize or incorporate any Nastech Patents or Nastech Know-How licensed to P&G hereunder except to the extent specifically limited by the Licenses set forth herein. The License granted pursuant to Section 3.1 hereof shall be the full grant of rights contemplated hereunder and no further grant is intended to be made beyond the scope of the License.
ARTICLE IV
ROYALTIES; MILESTONE PAYMENTS
     4.1 LICENSE AND SUBLICENSE FEES.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
          4.1.1 Subject to the terms and conditions of this Agreement, in partial consideration of the Licenses granted to P&G, P&G shall, within [***] after the License Effective Date, pay to Nastech the License Fee specified in Schedule 4.1.
          4.1.2 If P&G sublicenses the Licenses to Third Parties in order to commercialize Product in non-United States jurisdictions, then all revenues received from such sublicenses, including sublicense fees, milestones and royalties, will be allocated and paid [***] percent to Nastech and [***] percent to P&G. The net sales by any such sublicensees shall not be included in the royalty calculation hereunder or for determination of sales milestones hereunder. This provision will not apply in the case of a simple co-promotion agreement, where the other party only assists P&G in commercialization.
     4.2 PRODUCT ROYALTIES.
          4.2.1 Subject to the terms and conditions of this Agreement and in partial consideration of the Licenses granted to P&G, P&G shall pay to Nastech royalties on Net Sales of Products in the Territory at the rates set forth in Schedule 4.2.1 hereof.
          4.2.2 The obligation to make the royalty payments due under Section 4.2.1 for each Product shall continue, on a country by country basis, (a) at the full rate specified in Schedule 4.2.1 (the “Scheduled Rate”) until expiration of the last Nastech Patent with a Valid Claim Covering such Product (the “Last Claim Expiration Date”) in such country, [***]; or (b) as consideration for the extensive and substantial Nastech Know-How utilized in connection with the formulation, manufacture, use or sale of the Products, then either (i) if there is no Valid Claim Covering such Product on the date of First Commercial Sale, then at [***] percent [***] of the Scheduled Rate for [***] years from the date of First Commercial Sale in such country or (ii) if the Last Claim Expiration Date is less than [***] years from the date of First Commercial Sale in such country, then at [***]percent [***] of the Scheduled Rate for any portion of such [***]-year period remaining after expiration of the Last Claim Expiration Date. [***] .
          4.2.3 P&G shall obtain from each of its Related Parties and distributors (and include in the Net Sales reported in the royalty reports described in Section 4.6) all information with respect to sales of Products made by such Related Parties and distributors to

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Third Parties. Any such sales by Related Parties and distributors will be deemed sales by P&G for purposes of computing Net Sales, subject to Section 4.1.2.
          4.2.4 Royalty payments payable hereunder will be paid to Nastech not later than [***] days following the end of the calendar quarter in which the obligation to make such payment obligation accrues.
     4.3 COMPULSORY LICENSE. Each of Nastech and P&G shall notify the other promptly upon becoming aware that any Compulsory License may be required to be granted in the Territory, and each shall use all commercially reasonable efforts to prevent or avoid any Third Party from obtaining or being granted such a Compulsory License. To the extent that a Third Party does obtain rights to such a Compulsory License, Nastech and P&G will each use all commercially reasonable efforts to limit the scope of such Compulsory License. [***]
     4.4 MILESTONE PAYMENTS RELATED TO SALES AND POST-APPROVAL. In addition to and not in lieu of royalty payments due hereunder, P&G shall pay Nastech the sales and post-approval milestones listed on Schedule 4.4, including a sales milestone payment the first time Net Sales for one of the periods specified in Schedule 4.4 reaches the threshold for such period specified in Schedule 4.4. Payment of each such sales milestone shall be due no later than [***] days following such post-approval milestones following the close of the period as to which the aggregate amount of Net Sales (including Net Sales converted into Dollars) reported by P&G equals or exceeds the amount of Net Sales specified in Schedule 4.4 for such sales milestone.
     4.5 MILESTONE PAYMENTS RELATED TO DEVELOPMENT AND COMMERCIALIZATION. In addition to and not in lieu of royalty payments due hereunder, P&G shall pay Nastech a milestone payment with regard to each of the development and commercialization milestones specified in Schedule 4.5. Payment of each such development or commercialization milestone obligation shall be paid in accordance with Schedule 4.5.
     4.6 REPORTS. Each payment made hereunder shall be accompanied by a report in writing showing the period and/or the milestone to which such payment applies and, for each royalty report, the amount billed to Third Parties for each Product during the relevant calendar quarter, the deductions from the amount billed for each Product to arrive at Net Sales, the total Net Sales for the calendar quarter for each Product, the conversion rate

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
(determined in accordance with Section 4.7) for the calendar quarter used to convert any currency other than Dollars into Dollars and the royalties due on account of such Net Sales.
     4.7 CURRENCY OF PAYMENT; WITHHOLDING TAXES.
          4.7.1 Where customers are billed in a currency other than Dollars, then for purposes of computing royalty payments on Net Sales for any calendar quarter, the aggregate of Net Sales billed in such currency for such quarter shall be converted into Dollars at the commercial rate at which Dollars could be purchased with such foreign currency (the “Dollar Purchase Rate”) on the last business day of such quarter, based on the Dollar Purchase Rate on such date as quoted by [***] or other such valid source as agreed by the parties if [***] no longer exists. The royalty due to Nastech shall be calculated based on the aggregate amount of Net Sales for such quarter as so converted.
          4.7.2 Except as otherwise provided in this Section 4.7.2, (a) all amounts of royalties and milestone payments payable by either party pursuant to this Agreement shall be paid in Dollars in immediately available funds without deducting therefrom any tax, duty, charge, conversion or remittance fee, commission, discount or other fee payable in respect of such royalty payment and (b) if any tax, however denominated, is levied against Nastech in the Territory solely because of P&G business conducted pursuant to this Agreement, then P&G shall pay such tax timely without deduction from any royalty payment. Notwithstanding the foregoing, any and all taxes levied by a proper taxing authority required to be withheld by P&G on account of royalties accruing to Nastech under this Agreement may be deducted from such royalty payment; provided that (x) such amount is promptly paid for on behalf of Nastech to the appropriate tax authorities and (y) P&G furnishes Nastech with official tax receipts or other appropriate evidence of payment issued by the appropriate tax authorities. Nastech shall be solely responsible for filing any returns or information with the relevant tax authorities in order to secure a reduction in withholding tax to the appropriate rate prevailing taxation treaty between the relevant jurisdiction and the United States, and P&G shall undertake to cooperate with all reasonable requests of Nastech, if requested, in this respect.
          4.7.3 Receipt or acceptance by Nastech of any report or other statement furnished pursuant to this Agreement or of any sum paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Nastech from questioning the correctness

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
thereof at any time, and in the event that any inconsistency or mistake (including the improper withholding of tax) is discovered in such statements or payments, it shall promptly be rectified and the appropriate payment made by P&G.
     4.8 RECORDS. P&G shall keep all records relating to sales of Products in any period for not less than [***] years from the date of the royalty report for such period. Nastech and its designated representatives or advisors shall have the right at Nastech’s expense, from time to time during the Agreement Term and for up to [***] years following the Agreement Term to inspect all such records of P&G to verify such royalty reports, but Nastech shall not be allowed to audit any single calendar year more than once absent a demonstration of a reasonable basis therefor. P&G shall make its records available for inspection during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Nastech, to the extent reasonably necessary to verify the accuracy of the royalty reports and payments required hereunder. All information learned in the course of any audit or inspection hereunder (other than the total amounts of royalties and milestone payments received) shall be deemed Confidential Information and shall be treated in the manner specified in Article XII hereof. If the audit reveals an error in Nastech’s favor which is greater than [***] percent [***] of the amounts due from P&G specified on the royalty reports, P&G shall, in addition to immediately remitting to Nastech the amount of underpayment, (i) pay for the cost of such audit and (ii) pay interest to Nastech at a rate per annum that is [***] (the “Late Payment Rate”) on such underpayment from the date such amounts were accrued until the date such amounts are paid. In the event the audit shows that P&G has overpaid any royalties or milestone payments due to Nastech hereunder, P&G shall be allowed to deduct the amount of such overpayment (plus interest on such overpayment at the Late Payment Rate from the date of such overpayment) from the next royalty payment due to Nastech, provided, however that the next royalty payment shall not be reduced by such deduction to less than [***] of the royalties due as reflected on the royalty report for such quarter. Amounts not deducted in any calendar quarter as a result of the limitation in the preceding sentence may be deducted (subject to such limitation) in subsequent quarters.
     4.9 OTHER FORMS OF REMUNERATION. If P&G receives a proposal for non-cash compensation from sales of Product, P&G shall deliver a copy of such proposal to Nastech and shall

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
not accept such proposal until the parties have agreed in writing on an appropriate compensation arrangement by which Nastech will be equitably remunerated.
ARTICLE V
TRADEMARKS AND OTHER NOTICES
     5.1 OWNERSHIP OF TRADEMARKS. P&G or P&G’s Affiliate will determine which trademark or trademarks will be used in marketing Products in the Territory, and any trademarks selected by P&G or its Affiliate will be registered and owned by P&G or its designee. Upon the termination of this Agreement for other than breach by Nastech, at the request of Nastech the parties will negotiate a reasonable good faith transfer consideration for the trademarks for Product and Nastech shall acquire the same for such consideration, provided if the parties are not able to agree to such transfer consideration then such consideration shall be determined by arbitration pursuant to Article XV.
     5.2 OTHER NOTICES. As both a covenant by P&G and a condition of Nastech’s authorization of P&G’s distribution of Products, P&G will include with all Products that it distributes, and all containers and storage media for such Products, all trademark, copyright and other notices of proprietary rights reasonably requested, in accordance with commercial practice, by Nastech as well as all materials and notices required by any relevant Regulatory Authority. P&G agrees not to alter, erase, deface or overprint any such material or any such notice on any item provided by Nastech.
ARTICLE VI
REGULATORY APPROVALS
     6.1 FUNDING OF REGULATORY APPROVALS. P&G shall be responsible for obtaining all Regulatory Approvals for the use and marketing of Products in the Territory and shall use Reasonable Efforts to seek such Regulatory Approvals [***] except where prohibited by law or regulation. In non-US jurisdictions in the Territory, P&G may seek such Regulatory Approvals itself or acting through an Affiliate or sublicensee. [***] P&G shall pay or cause the payment of all costs and expenses necessary to obtain each such approval, including all costs of human clinical trials and all costs of filing each IND and each NDA (each, an “Application for Approval”).

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     6.2 PROCEDURES FOR FILING.
          6.2.1 Upon determination by the PDT that sufficient data has been compiled to permit filing of an Application for Approval, P&G shall either promptly prepare and file such Application for Approval in such jurisdiction, [***] or promptly provide notice of P&G’s intent to terminate this Agreement for such jurisdiction, or promptly provide notice of P&G’s intent to terminate this Agreement. [***]
          6.2.2 All data comprising an Application for Approval (together with the English language translation thereof, if appropriate) shall be made available to Nastech prior to the filing, if requested by Nastech. P&G shall also provide evidence of filing within [***] days thereafter, and P&G will keep Nastech informed regarding the status of each such Application for Approval. Nastech shall wherever practical be given sufficient advance notice of, participate in preparation for, and a right to attend and where appropriate, participate in, all meetings and discussions with the Regulatory Authorities in the Territory. In the event this Agreement terminates (other than because of breach by Nastech) prior to the marketing of the Product, P&G shall assign or otherwise cooperate in transferring to Nastech all of P&G’s rights under any Applications for Approval filed by it or any approval granted in or with respect to the Territory pursuant thereto and Nastech shall have the right to take over, subject only to the limitations set forth in Article XIII hereof, all of the contracts relating to (and the results of) all then existing animal and human studies, and all other work encompassed by and under the Development Program.
          6.2.3 In the event this Agreement terminates (other than because of breach by Nastech) or expires upon the end of the Agreement Term, or at the request of Nastech with the consent of P&G, Nastech shall be given a permanent and irrevocable right of reference to all regulatory submissions made in connection with this Agreement or the Product and filed with the Regulatory Authorities in the Territory by P&G or under its auspices, and P&G shall (where required to be effective) notify said Regulatory Authorities of such right.
ARTICLE VII
INTELLECTUAL PROPERTY
     7.1 PATENT APPLICATIONS ON EXISTING NASTECH KNOW-HOW.
     7.1.1 With respect to each application for a Patent which has been filed prior to the

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
License Effective Date and which relates to any Nastech Know-How existing as of the License Effective Date (“Existing Nastech Know-How”),
(a) Nastech shall remain the owner of the application for Patent;
(b) Nastech shall prepare, file and prosecute, and shall bear the full costs of preparing, filing and prosecuting, the application in [***];
(c) P&G and Nastech shall bear the costs of preparing, filing and prosecuting the application in[***], and Nastech will control the prosecution of such applications; and
(d) to the extent that any claims of such application Covers the Compound, a Product or the use or sale of any thereof, such application and any Patents issuing thereon shall constitute Nastech Patents for purposes of this Agreement and be included in Exhibit 1.2 annexed hereto.
     Nastech will keep P&G reasonably informed of the status of each application for a Patent of Existing Nastech Know-How. P&G will cooperate with all reasonable requests by Nastech for assistance in prosecuting all such applications in the Territory. P&G shall determine in which jurisdictions [***] Patents shall be filed and prosecuted.
     7.1.2 Where applications for Patents covering Existing Nastech Know-How have not been filed prior to the License Effective Date:
     (a) Nastech shall remain the owner of such Existing Nastech Know-How and shall own any applications for Patents with respect thereto and any Patents issued on such applications.
     (b) Nastech shall have the option of determining whether or not to file applications for Patents in the Territory for such Existing Nastech Know-How. If Nastech elects to file such an application, Nastech shall bear the full costs of preparing, filing and prosecuting the application in [***], and P&G and Nastech shall bear the costs of preparing, filing and prosecuting the application in [***] and Nastech will, following consultation with P&G, control the prosecution of such applications. P&G will cooperate with all reasonable requests by Nastech for assistance in prosecuting all such applications. P&G shall determine in which jurisdictions [***] Patents shall be prosecuted.
     (c) If Nastech elects not to file an application for Patent in the Territory covering any such Existing Nastech Know-How, then the following provisions shall

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
apply: (A) the Existing Nastech Know-How will remain a trade secret of Nastech and (B) P&G shall have no right to file any applications for Patent covering the Existing Nastech Know-How or otherwise use or disclose it except as specifically permitted herein.
     (d) Each application for Patent filed by Nastech pursuant to this Section 7.1.2 and any Patent issuing thereon which covers the Compound, a Product or the use or sale of any thereof will constitute a Nastech Patent for purposes of this Agreement, Exhibit 1.2 shall be amended to properly reflect such application or Patent, and such application or Patent shall be exclusively licensed to P&G by Nastech as provided under Section 3.1(a) hereof without any additional royalty or other payment.
     7.2 DISCLOSURE OF PROGRAM IMPROVEMENTS. Each party shall promptly disclose to the other party the conception or reduction to practice of Program Improvements by employees or others acting on behalf of such party. All disclosures under this Section 7.2 shall be made at least [***] days prior to any public disclosure of such Program Improvement or any required submission to government agencies in compliance with the requirements of government supported research.
     7.3 CONTROL OF PROGRAM IMPROVEMENTS.
     (a) [***]
     (b) [***]
     (c) [***]
     (d) P&G will have the option in its discretion following consultation with Nastech of determining whether or not to file an application for Patent in the Territory for each Program Improvement constituting a P&G Sole Invention. If P&G elects to file such an application, P&G will bear the full costs of preparing, filing and prosecuting the application for Patent and maintaining any Patents that issue thereon and P&G will control the prosecution of such application. If P&G elects not to file such an application, Nastech may do so on Nastech’s behalf, and in this case Nastech will own such P&G Sole Invention and will bear the full costs of preparing, filing and prosecuting the application for Patent and maintaining any Patents that issue thereon and Nastech will control the prosecution of such application. P&G and Nastech will cooperate, and will cause its employees, consultants and subcontractors to cooperate, with all reasonable requests of the other for assistance in preparation and

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
prosecution and maintenance of any applications for Patent on Program Improvements and any Patent issuing therefrom. Each of P&G and Nastech will sign documents to vest or maintain title to Patents in the other in accordance with this Section 7.3.
     7.4 [***]
     7.5 [***]
     7.6 PATENT FILINGS. Nastech shall have no obligation to file any application for, or prosecute or maintain any, Patent in any jurisdiction outside the United States containing a claim covering the development, manufacture, sale, use or importation of any Product (each such non-United States Patent, hereinafter a “Foreign Patent”) in addition to the Foreign Patents (if any) listed on Schedule 1.2. Notwithstanding the foregoing, if Nastech files a patent in the United States, then Nastech agrees to file, prosecute and maintain such Patent in [***] at Nastech’s sole expense, and in [***] as directed by P&G, with the costs thereof allocated [***]
     7.7 FUNDING OF PATENTS.
          7.7.1 All costs and expenses related to filing applications for, and prosecuting and maintaining, all Patents in [***] shall be borne by Nastech, and all costs and expenses related to filing applications for, and prosecuting and maintaining, all Patents in [***] shall be born by P&G and Nastech [***] (the “Patent Prosecution Activities”). P&G shall have no obligation to reimburse Nastech for any Patent Prosecution Activities conducted by Nastech prior to the License Effective Date. [***]
          7.7.2 Nastech shall invoice P&G for amounts payable by P&G under this Article VII and P&G shall make payment thereon, in each case in accordance with the procedures stated in Section 2.8.2.         .
          7.7.3 To the extent P&G has made payments under this Article VII for which Nastech has a reimbursement obligation as stated in this Article VII, P&G shall invoice Nastech for such amounts payable by Nastech and Nastech shall make payment thereon, in each case in accordance with the procedures stated in Section 2.8.2.
          7.7.4 The parties shall keep complete and accurate records of its expenditures with respect to each Patent Prosecution Activities for [***] years following the relevant invoice therefor. Each party shall have the right at its own expense, from time to time during the Agreement Term and for up to [***] years following such Agreement Term to inspect said

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
records to verify that such expenditures of the other party were made for bona fide Patent Prosecution Activities, but such party shall not be allowed to audit any single calendar year more than once absent a demonstration of a reasonable basis therefore. Each party shall make such records available for inspection during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the other party, to the extent reasonably necessary to verify the accuracy of the expenditures and reports required hereunder. All information learned in the course of any audit or inspection hereunder shall be deemed Confidential Information. If an audit reveals an error in a party’s favor which is greater than [***] percent [***] of the amounts paid by the other party as specified on the invoices, such favored party shall, (i) pay for the cost of such audit and (ii) allow the other party to credit against amounts due to the favored party hereunder the amount of such overpayment (plus interest at a per annum rate equal to the Late Payment Rate on such overpayment from the date of such overpayment). In the event the audit shows that a party has underpaid any amount due to the other hereunder, such underpaying party shall promptly remit to the other the amount of underpayment (plus interest on such underpayment at the Late Payment Rate from the date such amounts were accrued until the date such amounts are paid).
ARTICLE VIII
MARKETING AND SALES OBLIGATIONS
     8.1 MARKETING EFFORTS. P&G shall use Reasonable Efforts to commercially exploit Product in [***] the Territory. P&G agrees to timely inform Nastech of any legislative proposals and/or enactments which may affect the sale of Products in the Territory. [***]
     8.2 SUPPLY. If P&G and Nastech enter into a Supply Agreement then Nastech shall supply and P&G shall purchase all quantities of Product ordered by P&G in accordance with the terms of such Supply Agreement.
     8.3 ADDITIONAL UNDERTAKINGS.
          8.3.1 During the Agreement Term neither party will manufacture and sell any Product except pursuant to the terms of this Agreement. [***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
          8.3.2 Each party further agrees to use its commercially reasonable efforts to obtain and maintain, during the term of this Agreement, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 14.1 or 14.2, as applicable, or self-insurance, with limits of not less than [***] per occurrence and in the aggregate. Insurance (other than self-insurance) shall be secured with carriers having an A.M. Best Rating of A-VII or better. Neither party’s policy shall be canceled, changed or subject to non-renewal without the other party receiving 30 days prior written notice.
          8.4 NASTECH CO-PROMOTION RIGHT IN UNITED STATES. [***]
ARTICLE IX
INFRINGEMENT OR CLAIMS AGAINST THIRD PARTIES
     9.1 NOTICES.
          9.1.1 Each party shall advise the other in writing promptly (in reasonable detail and with supporting evidence where available) upon its becoming aware of:
     (a) any unlicensed activities which such party believes may be an infringement in the Territory of any Patent or other proprietary right Controlled by it or the other party related to the Compound or a Product or the manufacture, use or sale thereof;
     (b) any request for, or filing or declaration of, any interference, opposition, reissue or reexamination of, or any other attack on or appeal of the grant of any Patent owned by it or the other party and related to the Compound or a Product or the manufacture, use or sale thereof;
     (c) any application for Patent by, or the grant of a Patent to, a Third Party in respect of rights which may claim the same subject matter as or conflict with any Patent Controlled by it or the other party and related to the Compound or a Product or the manufacture, use or sale thereof; or
     (d) any application made for a Compulsory License under any Patent Controlled by it or the other party and related to the Compound or a Product or the manufacture, use or sale thereof.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
          9.1.2 Nastech shall not initiate any reexamination, interference or reissue proceeding relating to Patent Rights without [***]
     9.2 CONTROL OF CLAIMS.
          9.2.1 P&G and Nastech shall consult and cooperate fully to determine a course of action with respect to any such proceeding. P&G shall have the initial right at its own expense to take whatever legal or other action is required to defend, maintain or enforce the Nastech Patents or to revoke or obtain a declaration of non-infringement of any claimed Third Party right conflicting or alleged to be conflicting with such party’s Patents or other proprietary rights with respect to the Compound or the Products or the manufacture, use or sale thereof (“Protective Action”). P&G will notify Nastech as promptly as practicable of its determination whether or not to take such Protective Action. P&G may if necessary bring such Protective Action in the name of itself and Nastech, or, if P&G does not have standing to bring such suit, may require Nastech to bring such action in Nastech’s name, provided that, each such case, P&G will bear all direct out of pocket expenses paid to Third Parties (including without limitation legal fees) of any such suit or suits. If P&G engages in such Protective Action, Nastech will at P&G’s expense cooperate fully with P&G in such action. Each party may be represented by counsel of its own selection at its own expense in such Protective Action, but P&G will have the right to control such action. Any recovery obtained by P&G or Nastech as a result of such Protective Action, whether by judgment, award, decree or settlement, will be P&G’s property except that such recovery (net of P&G’s direct, out-of-pocket expenses (including without limitation legal fees) incurred to obtain such recovery) will be considered additional Net Sales and P&G will pay Royalties thereon to Nastech at the applicable rate as determined pursuant to Section 4.2.
          9.2.2 If P&G declines to take any such Protective Action or fails to do so within three months of delivery of the notice specified in Section 9.1.1 (or sooner, if failure to take such action would adversely affect Nastech’s ability to exercise its right under this Section 9.2.2 and provided that Nastech gives P&G at least [***] days notice of such fact), then Nastech may institute such Protective Action at its own expense if it has standing to bring such action in its own name without P&G involvement or, if Nastech does not have standing to bring such suit, may require P&G to bring such action in P&G’s name, provided that, each such case, Nastech will bear all direct out of pocket expenses paid to Third Parties

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
(including without limitation legal fees) of any such suit or suits; provided further that in each such case, P&G shall reimburse Nastech [***] on demand. In the event Nastech desires to settle any such claim, Nastech shall notify P&G, and Nastech shall not settle any such claim [***] without P&G’s consent (which consent may be withheld by P&G in its sole discretion). Any recovery obtained by the Nastech shall be allocated [***]
          9.2.3 Records of External Expenses and recovery with respect to any Protective Action shall be maintained by Nastech for a period of [***] years from such recovery. P&G shall have the right at its own expense, from time to time during the Agreement Term and for up to [***] years following such Agreement Term to appoint an independent certified public accountant reasonably acceptable to Nastech to inspect said records to verify that such External Expenses were made pursuant to and in accordance with Section 9.2.2 hereof. Nastech shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from P&G, to the extent reasonably necessary to verify the accuracy of the External Expenses and Protective Action recovery reports required hereunder. All information learned in the course of any audit or inspection hereunder (other than the total amounts of such expenditures and such recovery) shall be deemed Confidential Information of Nastech. If an audit reveals that Nastech was reimbursed an amount which is greater than [***] percent [***] of proper External Expenses, Nastech shall (i) pay for the cost of such audit and (ii) immediately remit to P&G an amount equal to the amount of such excess reimbursement (plus interest on such overpayment at the Late Payment Rate from the date of such excess). In the event the audit shows that Nastech was not reimbursed for any amount of prior External Expenses, P&G shall immediately pay Nastech the amount of such unpaid External Expenses (plus interest on such unpaid External Expenses at the Late Payment Rate from the date such amounts were accrued until the date such amounts are paid).
     9.3 PATENT CHALLENGES. Nastech shall inform P&G of any certification regarding any Nastech Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or it successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide P&G with a copy of such certification within [***] days of receipt. Nastech’s and P&G’s rights with respect to the

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 9.1 and 9.2; provided, however, that P&G shall have the first right (as its sole expense) to initiate and prosecute any action and shall inform Nastech of such decision within [***] days of receipt of notice of such certification, after which time Nastech shall have the right to initiate and prosecute such action at P&G’s sole expense. Regardless of which party has the right to initiate and prosecute such action, both parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.
     9.4 PATENT TERM RESTORATION. The parties hereto shall (at P&G’s sole expense) cooperate with each other, including without limitation to provide necessary information and assistance as the other party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, P&G shall have the right to make the election and Nastech agrees to abide by such election.
     9.5 PAYMENTS TO THIRD PARTIES. If as a result of a final court order or a settlement agreement entered into with Nastech’s consent P&G is required to make royalty payments or other payments to a Third Party in connection with the disposition of any Claim alleging infringement of such Third Party’s intellectual property rights based on the use, development or sale of the Compound or a Product in the Territory, P&G shall be solely responsible for either acquiring or licensing any necessary intellectual property rights of such Third Party or otherwise arranging for the continued exploitation of such rights at no expense to Nastech and P&G shall pay or provide reimbursement to Nastech for any amounts payable by Nastech to such Third Party. As part of the calculation of royalties due to Nastech under this Agreement, P&G may deduct from Net Sales for any quarter [***] provided, however, that all such deductions shall be subject to Nastech’s audit rights under Section 4.8.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE X
REPRESENTATIONS AND WARRANTIES
     10.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Nastech and P&G each represent and warrant to the other, as of the License Effective Date, as follows:
          10.1.1 It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.
          10.1.2 Neither it, nor any of its employees or consultants who shall be undertaking any activities related to this Agreement or the Product, has been debarred or is the subject of debarment or other disciplinary proceedings by the FDA or any Regulatory Authority in the Territory.
          10.1.3 No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to such party in connection with its execution, delivery and performance of this Agreement.
          10.1.4 The execution, delivery and performance by it of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action and stockholder action and will not (i) violate any Applicable Laws or (ii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.
          10.1.5 This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditors’ rights generally.
          10.1.6 It is not under any obligation to any Third Party, contractual or otherwise, that is conflicting with the terms of this Agreement or that would limit the rights of such party to fulfill its obligations hereunder in any material respect.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
          10.1.7 It has or will acquire all necessary properties, rights and assets needed by it to perform its obligations hereunder with respect to the Development Plan.
          10.2 REPRESENTATIONS AND WARRANTIES OF NASTECH. Nastech represents and warrants to P&G, as of the License Effective Date, that:
          10.2.1 It has (and will for the term of any such grant hereunder maintain) the right to grant the licenses under the Nastech Patents and Nastech Know-How granted hereunder; and
          10.2.2 Nastech has received no notice of any claim that sale of the Compound or any Product within the Field infringes any Third Party rights or that the Nastech Patents are invalid or unenforceable and Nastech has no reason to believe that any such claim or notice is imminent.
     10.3 LIMITATIONS ON WARRANTIES AND DAMAGES. OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 10.1 AND 10.2, THE PARTIES DISCLAIM ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.
ARTICLE XI
COVENANTS
     11.1 COMPLIANCE AND COOPERATION. Throughout the Agreement Term, Nastech and P&G shall (a) comply in all material respects with all Applicable Laws concerning the manufacture, use and sale of the Compound and the Products; (b) promptly notify the other if it becomes aware of any Other Information; and (c) execute and deliver any further or additional instruments or documents and perform any acts which may be reasonably necessary in order to effectuate and carry out the purposes of this Agreement.
     11.2 HSR FILING. To the extent necessary with respect to the transactions contemplated hereby, each of Nastech and P&G shall, within thirty (30) days after the License Effective Date, file with the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice, any notification and report form required of it in the

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
reasonable opinion of both parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder (the “HSR Act”). In the event that the parties determine that any such filing is required, then [***] The parties shall cooperate with one another to the extent necessary in the preparation of any notification and report form required to be filed under the HSR Act. P&G shall be responsible for all costs, expenses, and filing fees associated with any filing under the HSR Act.
ARTICLE XII
CONFIDENTIAL INFORMATION
     12.1 CONFIDENTIALITY. Without limiting the rights granted to and by the parties under this Agreement, Confidential Information furnished hereunder by either party to the other shall remain the sole property of the disclosing party. Each party agrees that during the Agreement Term and at all times thereafter, it shall
          12.1.1 maintain all Confidential Information of the disclosing party in strict confidence, except that the receiving party may disclose or permit the disclosure of any Confidential Information to its, and its Affiliates, directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;
          12.1.2 use all Confidential Information of the disclosing party solely for the purposes set forth in, or as permitted by, this Agreement; and
          12.1.3 allow its Affiliates, directors, officers, employees, consultants and advisors to reproduce the Confidential Information of the disclosing party only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.
     Each party shall be responsible for any breaches of this Section 12.1 by any of its Affiliates, directors, officers, employees, consultants and advisors. In the event that the parties execute a separate confidential disclosure agreement (the “New CDA”) simultaneously with this Agreement which is intended to cover disclosures of Confidential Information after the License Effective Date, the terms of the New CDA shall govern all uses

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
of Confidential Information where there is a conflict between such terms and the terms of this Section 12.1.
     12.2 REQUIRED DISCLOSURE. The receiving party will be entitled to disclose Confidential Information where such disclosure is reasonably necessary to enforce its rights pursuant to this Agreement or where disclosure is required to be made by the receiving party pursuant to: (i) a valid order of a court or other governmental body or (ii) any Applicable Law; provided that prior to making such disclosure, the receiving party shall (unless legally prohibited) give the disclosing party reasonable notice of its intention to make such a disclosure in order to enable the disclosing party to seek a protective order or other appropriate remedy limiting public access to such disclosure. The receiving party shall co-operate at the disclosing party’s expense with all reasonable requests of the disclosing party in connection with the disclosing party’s efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving party shall make such disclosure only to the extent that such disclosure is legally required. Reference is made to a certain Confidential Disclosure Agreement (the “Existing CDA”) by and between the parties hereof, dated as of [***] All information previously disclosed by either party pursuant to the Existing CDA shall hereafter continue to be subject to the Existing CDA.
     12.3 PUBLIC ANNOUNCEMENTS AND STATEMENTS.
          12.3.1 Except to the extent required by Applicable Law, neither Nastech nor P&G, nor any Affiliate of either of them, shall issue or cause publication of any press release or other statement to the general public with respect to this Agreement or the transactions contemplated hereby (but not research results, which shall be subject to Section 12.3.2) without the prior consent of the other party, which consent shall not be unreasonably withheld. In the event that a party, in the opinion of its counsel, is obligated pursuant to Applicable Law (including the regulation of any securities market or exchange on which securities of the disclosing party are then listed) to disclose information regarding this Agreement or the transactions contemplated hereby, such party shall endeavor to give the other party an opportunity to review such disclosure but shall not be obligated to do so if such disclosure must, in the opinion of its counsel, be made without time for review. The failure of a party to draft such disclosure in a timely fashion shall not be deemed a reason to avoid submitting such disclosure to the other party hereto.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     12.3.2 P&G and Nastech recognize their mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 12.3.1, each party shall provide the PDT or any other appropriate committee with an opportunity to review its proposed publications that disclose Product Know-How or Program Improvements at least [***] days prior to submission for publication or presentation. The PDT or such other committee shall have the right (a) to propose modifications to the publication or presentation for patent reasons or trade secret reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the PDT or such other committee reasonably requests a delay for such reasons, the submitting party shall [***] Upon expiration of [***] the submitting party shall be free to proceed with the publication or presentation. If the PDT or such other committee requests modifications to the publication or presentation for the foregoing reasons, the submitting party shall [***]
     12.5 SURVIVAL. The provisions of this Article XII shall survive any termination of this Agreement.
ARTICLE XIII
TERM AND TERMINATION
     13.1 AGREEMENT TERM. Except as otherwise specifically provided, this Agreement and the licenses and rights granted hereunder, shall remain in full force and effect until expiration of the Agreement Term. Should the Agreement remain in full force and effect until the expiration of the Agreement Term, then upon expiration of this Agreement, effected on a country-by country basis, for and with respect to each country as the Agreement Term ends for that country, each of the following shall occur:
     (i) P&G’s licenses pursuant to Section 3.1.1 and 3.1.2 shall become fully paid-up, perpetual licenses; and
     (ii) P&G shall have a fully paid-up, perpetual exclusive license (even as to Nastech) to the data owned by Nastech pursuant to Section 7.5 for all purposes related to Product in the Field; and
     (iii) Nastech shall have no right to purchase trademarks pursuant to Section 5.1 except as P&G may consent in its sole discretion; and

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     (iv) Nastech shall not have the right to use the right of reference granted by Section 6.2.3 for purposes of Product in the Field.
     13.2 TERMINATION FOR CAUSE.
     13.2.1 P&G may terminate this Agreement pursuant to Section 2.7.1, such termination becoming effective [***] days after written notice of termination is given to the Nastech. If P&G terminates this Agreement for such conditions, then all licenses granted to P&G shall terminate upon termination of the Agreement. P&G shall, within [***] days after the effective date of such termination, return or cause to be returned to Nastech all Confidential Information and Nastech Know-How in tangible form and substances or compositions delivered or provided by Nastech, as well as any other material provided by Nastech in any medium.
     13.2.2 Either party (the “Terminating Party”) shall have the right to terminate the Agreement, effective [***] days after written notice of termination is given to the other party (the “Terminatable Party”), in the event that the Terminatable Party fails to remedy any material failure to fulfill its obligations under the Agreement or remains in material breach of the terms or conditions hereof, which failure or breach is specified in such notice, provided that if the Terminatable Party states that it is in good faith attempting to cure such material failure, such [***] period shall be extended by an additional period of [***], for an aggregate of [***] after such written notice of termination.
     13.3 TERMINATION UPON INSOLVENCY. This Agreement shall terminate automatically, and without further action by the Terminating Party, in the event that the Terminatable Party becomes insolvent, is declared bankrupt or adopts a plan of liquidation and dissolution.
     13.4 TERMINATION BY P&G WITHOUT CAUSE. P&G may terminate for any reason (i) upon [***] prior written notice to Nastech and without penalty to P&G if P&G terminates anytime up to the date of filing of the initial NDA (for clarity’s sake, the parties acknowledge that P&G will not be liable for the milestone due upon the acceptance for filing of the first NDA if such termination notice is given) or (ii) upon [***] prior written notice to Nastech and without penalty to P&G if P&G terminates on or after the date of filing of the initial NDA in which case Section 8.3.1(ii) shall apply. The effective date of termination

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
under this Section 13.4 shall only occur upon expiration of such notice period or earlier if agreed to by Nastech. During the notice period, the parties will collaborate and use their continued reasonable efforts for an orderly transition, which with respect to P&G shall, unless otherwise agreed, include the continuation of all activities and work initiated prior to the written notice, and reasonable efforts to assist Nastech in the initiation of all new activities and work as provided for by the applicable Development Plan for such notice period, provided that P&G shall continue to fund all activities and work provided for by the Development Plan during such notice period. If P&G terminates this Agreement under this Section 13.4, then all licenses granted to P&G shall terminate upon termination of the Agreement. P&G shall, within [***] after the effective date of such termination, return or cause to be returned to Nastech all Confidential Information and Nastech Know-How in tangible form and substances or compositions delivered or provided by Nastech, as well as any other material provided by Nastech in any medium.
     13.5 TERMINATION BY P&G. Upon termination of the Agreement by P&G pursuant to Sections 13.2.2 or 13.3 herein, any licenses or sublicenses granted under the Agreement may continue in effect at the option of the P&G, subject to later expiration under Section 13.1.
          13.5.1 If P&G terminates this Agreement under Section 13.2.2, P&G’s rights under the licenses pursuant to Section 3.1 shall survive termination and become perpetual licenses, and the milestones and royalties on Net Sales which accrue following the effective date of such termination shall be reduced by an amount specified as a result of the process of Arbitration described in Article XV.
          13.5.2 If this Agreement terminates because of Nastech’s insolvency, or is rejected by or on behalf of Nastech under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Nastech to P&G are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The parties agree that P&G, as a P&G of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Nastech under the Code, P&G shall be entitled to a complete duplicate of or complete access to (as P&G deems appropriate), any

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to P&G (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by P&G, unless Nastech elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Nastech upon written request therefore by P&G.
     13.6 TERMINATION BY NASTECH. If Nastech terminates this Agreement under subsection 13.2.2 or 13.3, P&G’s licenses pursuant to Section 3.1 shall terminate as of such termination date and P&G shall, within [***] days after the effective date of such termination, return or cause to be returned to Nastech all Confidential Information and Nastech Know-How in tangible form and substances or compositions delivered or provided by Nastech, as well as any other material provided by Nastech in any medium.
     13.7 CONTINUING OBLIGATIONS.
          13.7.1 The following provisions of this Agreement shall survive termination of this Agreement by either party for any reason: 2.8.1 (penultimate sentence only), 2.8.2, 2.8.3, 2.12 (allocation of costs and final sentence only), 4.1.2, 4.2, 4.7, 4.8, 5.1, 6.2.3, 7.3(a), 7.5, 7.7.4, 8.3.1, 9.2.2 (allocation of costs only), 9.2.3, 10.3, XII, XIII, XIV, XV, and XVI.
          13.7.2 Upon termination of this Agreement pursuant to Sections 13.2.2, 13.3 or 13.4, herein, nothing herein shall be construed to release either party from any unsatisfied obligation that matured prior to the effective date of such termination. Either party or any Related Party of such party may after the effective date of such termination sell all Products manufactured or in process of manufacture on the effective date of such termination, subject to payment of applicable royalties and milestones.
     13.8 TRANSFERS OF DATA AND APPLICATIONS.
          13.8.1 Upon termination of this Agreement by either party pursuant to Section 13.2, the Terminatable Party will take all actions necessary to transfer or have transferred to the Terminating Party (with the right to use the same) all of the Terminatable Party’s rights with respect to all contracts for work, results, filings and all Applications for Approval made by it or on its behalf with, and Regulatory Approvals granted by, any Regulatory Authority, such transfer to be free of charge to the Terminating Party, provided that the foregoing shall not be construed to limit the provisions of Section 13.6 with respect to accrued obligations.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
          13.8.2 Upon termination of the Agreement by either party pursuant to Section 13.3, the Terminatable Party will take all actions necessary to transfer or have transferred to the Terminating Party (with the right to use the same) all of the Terminatable Party’s rights with respect to all contracts for work, results, filings and all Applications for Approval made by it or on its behalf with, and Regulatory Approvals granted by, any Regulatory Authority, provided that the Terminating Party first pays in cash an amount representing fair market value of the assets to be transferred, upon which payment the Terminating Party shall have the right to use the same.
ARTICLE XIV
INDEMNIFICATION AND LIMITATION OF LIABILITY
     14.1 INDEMNIFICATION BY P&G. P&G shall indemnify, defend and hold harmless Nastech and its Affiliates, employees, officers and directors, and their successors and assigns (each, a “Nastech Indemnified party”), from and against any and all Claims by Third Parties and any and all Damages which the Nastech Indemnified Party may incur, suffer or be required to pay which result from or arise out of such Third Party Claims: (i) relating to the marketing, distribution, promotion or sale of a Product by P&G or its Related Parties; (ii) based on any breach of any representation, warranty or covenant of P&G in this Agreement; and (iii) based on any aspect of the Development Program undertaken by P&G or any action taken or omitted to be taken by P&G, its employees, agents or representatives in performing its obligations under this Agreement.
     14.2 INDEMNIFICATION BY NASTECH. Nastech shall indemnify, defend and hold harmless P&G and its Affiliates and their respective employees, officers and directors, and their successors and assigns (each, a “P&G Indemnified party”), from and against any and all Claims by Third Parties and any and all Damages which the P&G Indemnified Party may incur, suffer or be required to pay which result from or arise out of such Third Party Claims: (i) relating to the manufacture of the Compound or a Product by Nastech or its Related Parties; (ii) if Nastech exercises any of its rights of co-promotion hereunder and co-promotes the Product, relating to the marketing, distribution, promotion or sale of a Product by Nastech or its Related Parties, (iii) based on events prior to the License Effective Date in any way relating to the Compound or the Product, regardless of the date of first assertion of

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
any Claim based thereon; (iv) based on any aspect of the Development Program undertaken by Nastech or any action taken or omitted to be taken by Nastech, its employees, agents or representatives in performing its obligations under this Agreement, or (v) based on any breach of any representation, warranty or covenant of Nastech in this Agreement.
     14.3 PROCESS OF INDEMNIFICATION. Each Nastech Indemnified party or P&G Indemnified party (each, an “Indemnified party”) will give the party from whom indemnity is sought hereunder (the “Indemnitor”) prompt notice (hereinafter, the “Indemnification Notice”) of any Claim for which indemnity is being sought. Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified party under this Article XIV, except to the extent that such failure has prejudiced the Indemnitor under the provisions for indemnification contained in this Agreement. The obligations and liabilities of the Indemnitor under Sections 14.1 and 14.2, as the case may be, shall be subject to the following terms and conditions:
          14.3.1 Promptly after the delivery of an Indemnification Notice, the Indemnitor may elect, by written notice to the Indemnified party, to undertake the defense and/or settlement thereof with counsel reasonably satisfactory to the Indemnified party, at the sole cost and expense of the Indemnitor. If the Indemnitor chooses to defend the Claim, the Indemnified party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.
          14.3.2 In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim in accordance with the provisions of Section 14.3.1 at any time prior to settlement, compromise or final determination thereof, provided, that the Indemnitor reimburses in full all costs of the Indemnified party (including reasonable attorney’s fees and expenses) incurred by it in connection with such defense prior to such assumption.
          14.3.3 Notwithstanding anything in this Section 14.3 to the contrary, (i) if the Indemnitor assumes the defense of any Claim, any Indemnified party, upon notice to the

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Indemnitor, shall be entitled to participate in the defense, compromise or settlement of such Claim with counsel of its own choice at its own expense, provided, however, if representation of the Indemnified party by the Indemnitor’s counsel would present a conflict of interest, then such Indemnified party shall be entitled to participate in the defense, compromise or settlement of such Claim with counsel of its own choice at the expense of the Indemnitor, (ii) no person who has undertaken to defend a Claim under Section 14.3.1 shall, without written consent of all Indemnified parties, settle or compromise any Claim or consent to entry of any judgment (A) which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified parties from all liability arising from events which allegedly gave rise to such Claim or (B) which imposes any restriction of any kind on the continuing operations of the Company.
ARTICLE XV
ARBITRATION
If the parties do not fully settle a dispute hereunder, and a party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.
     15.1 COMPOSITION OF PANEL; LOCATION. The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within thirty (30) days after initiation of arbitration, each party shall select one person to act as arbitrator and the two party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damages. The arbitrators shall be empowered to award costs and expenses, attorneys’ fees, the arbitrators’ fees and any administrative fees of arbitration.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     15.2 INTERIM RELIEF. Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award.
     15.3 CONFIDENTIAL PROCEEDING. Except to the extent necessary to confirm an award or as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.
     15.4 STAY OF TERMINATION. The parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.
     15.5 EXCLUDED CLAIMS. As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.
ARTICLE XVI
MISCELLANEOUS
     16.1 FORCE MAJEURE. Neither party shall be held liable to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other party. The affected party shall notify the other party

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.
     16.2 ASSIGNMENT; CHANGE OF CONTROL.
          16.2.1 Except as provided in this Section 16.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either party without the consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement may be assigned by either party in connection with a Change of Control of such party to its acquiring party, without the consent of the other party to this Agreement.
          16.2.2 Notwithstanding the foregoing, either party may, without consent of the other party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of the assigning party, provided that the assigning party shall remain liable for the performance of its obligations hereunder by such Affiliate. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
          16.2.3 Any attempted assignment not in accordance with this Section 16.2.3 shall be null and void.
     16.3 STANDSTILL.
          16.3.1 [***]
          16.3.2 [***]
     16.4 SEVERABILITY. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the parties. The parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
     16.5 NOTICES. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
          if to Nastech, to:

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, WA 98021
Attention: Office of the Chief Executive Officer and President
Facsimile No.: [***]
with a copy to:
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, NY 10022
Attention: Lawrence Remmel
Facsimile No.: [***]
if to P&G, to:
Vice President — North American Pharmaceuticals
Procter & Gamble Pharmaceuticals, Inc.
8700 Mason Montgomery Road
Mason, OH 45040
Facsimile No.: [***]
with a copy to:
Associate General Counsel — Intellectual Property
Procter & Gamble Pharmaceuticals, Inc.
8700 Mason Montgomery Road
Mason, OH 45040
Facsimile No.: [***]
or to such other address(es) as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing if sent by mail.
     16.6 APPLICABLE LAW. The parties acknowledge and agree that this Agreement constitutes a contract pertaining to a transaction covering in the aggregate not less than $1,000,000 and that their choice of law specified below have been made pursuant to and in accordance with Sections 5-1401 and 5-1402, respectively, of the New York General Obligations Law. Accordingly, the parties acknowledge and agree that this Agreement shall

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
be governed by the laws of the State of New York as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein.
     16.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supercedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both parties hereto.
     16.8 HEADINGS. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
     16.9 INDEPENDENT CONTRACTORS. It is expressly agreed that Nastech and P&G shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Nastech nor P&G shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.
     16.10 WAIVER. The waiver by either party hereto of any right hereunder, or of any failure of the other party to perform, or of any breach by the other party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure of such other party, whether of a similar nature or otherwise.
     16.11 CUMULATIVE REMEDIES. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
     16.12 WAIVER OF RULE OF CONSTRUCTION. Each party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     16.13 SUCCESSOR AND ASSIGNS. This Agreement shall be binding on the permitted successors and assigns of the parties hereto.
     16.14 CERTAIN CONVENTIONS. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, and (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import.
     16.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
     IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this as of the date first written above.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Steven C. Quay

Name:	Steven C. Quay
Title:	Chief Executive Officer and President

PROCTER & GAMBLE PHARMACEUTICALS, INC.

By:	/s/ Mark A. Collar

Name:	Mark A. Collar
Title:	President, Global Pharmaceuticals

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
SCHEDULES

Schedule 4.1	License Fees
Schedule 4.2.1	Royalty Schedule
Schedule 4.4	Milestones: Sales and Post-Approval
Schedule 4.5	Milestones: Development and Commercialization
EXHIBITS

Exhibit 1.1	Nasal Formulations
Exhibit 1.2	Nastech Patents
Exhibit 2.2	Development Plan
Exhibit 2.4.4	Members of PLT
Exhibit 2.10	[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
SCHEDULE 4.1
LICENSE FEES
Upon Execution of this agreement and within 15 days of such execution, P&G shall pay Nastech a one time, non-refundable, License Fee in the amount of ten million dollars ($10,000,000).

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
SCHEDULE 4.2.1
ROYALTY SCHEDULE
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
SCHEDULE 4.4
MILESTONES: SALES & POST-APPROVAL
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
SCHEDULE 4.5
MILESTONES: DEVELOPMENT AND COMMERCIALIZATION
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
EXHIBIT 1.1
NASAL FORMULATIONS
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
EXHIBIT 1.2
NASTECH PATENTS
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
EXHIBIT 2.2
DEVELOPMENT PLAN
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
EXHIBIT 2.4.5
MEMBERS OF PLT
[***]

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
EXHIBIT 2.10
[***]